Exhibit 99.1






      Kerr-McGee Schedules Interim Second-Quarter Conference Call & Webcast

     Oklahoma City, June 20, 2003 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. ET, June 25, to discuss its interim second-quarter 2003 financial and operating activities, and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024, within the United States or 617-801-9702, outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010, within the United States or 617-801-6888, outside the United States. The code for the replay of the call will be #14715911. The webcast replay will be archived for 30 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

Media Contact:      Debbie Schramm
                    Direct: 405-270-2877
                    Pager: 888-734-8294
                    dschramm@kmg.com

Investor Contacts:  Rick Buterbaugh
                    405-270-3561